EXHIBIT 10.1

SATISFACTION AND ASSIGNMENT AGREEMENT

This Satisfaction and Assignment Agreement (this “Agreement”) is made and entered into this 4th day of  January,  2016  (the  “Effective  Date”)  by and  among  Abakan,  Inc.,  a Nevada  corporation  (“Abakan”)  and

MesoCoat,  Inc.  a  Nevada  corporation  (“MesoCoat”),  and  creditors  George  Town  Associates  S.A.  (“George

Town”),  Sonoro  Invest  S.A.  (“Sonoro”),  Joseph  T.  Eberhard  (“Eberhard”),  and  the  Abakan  Petitioning

Creditors  (as  hereinafter  defined)  (George  Town,  Sonoro,  Eberhard  and  the  Abakan  Petitioning  Creditors,

collectively, the “Creditors”, and together with Abakan and MesoCoat being hereinafter collectively referred to as the “Parties” and individually a “Party”).

RECITALS

WHEREAS, Abakan and MesoCoat owe at least $1.78 million to secured creditor George Town as set forth in a judgment duly entered by the United States District Court for the Southern District of New York on

August  18,  2015.   George  Town  made  an  additional  senior  secured  loan  to  MesoCoat  on  September  3,  2015 of up to $500,000, which shall survive this Agreement, remain in effect and outstanding pursuant to its terms and is explicitly not part of this Agreement;

WHEREAS, Abakan owes at least $3.215 million to senior creditor Sonoro as set forth in a judgment duly entered by the United States District Court for the Southern District of Florida on October 8, 2015;

WHEREAS, Abakan owes approximately $850,000.00 to Eberhard pursuant to two promissory notes from Abakan to Eberhard;

WHEREAS,  Abakan  owes  approximately  $357,209.00  in  the  aggregate  ()  to  David  van  der  Gulik,

Warren  Lydon,  Philip Graves,  Paul  Ammon,  Ammon &  Associates,  and  Vladimir  Chernyakov  (collectively,

the “Abakan Petitioning Creditors”);

WHEREAS,   MesoCoat   owes   approximately   $42,000.00   in   the   aggregate   (together   with   the

indebtedness to George Town, Sonoro, Eberhard, and the Abakan Petitioning Creditors, the “Claims”) to Huge

Heating  &  Cooling  Co.,  Inc.,  Mark  Baumgardner  Management  Consulting,  LLC,  Ron  Hymes,  and  Sytek

Systems, Inc. (collectively, the “MesoCoat Petitioning Creditors”)

WHEREAS, MesoCoat is a wholly owned subsidiary of Abakan;

WHEREAS, judgment creditor George Town   has a security interest in all of the assets of MesoCoat

(with certain exceptions) and is authorized to and has taken possession of the assets of MesoCoat which are currently held  in  trust  for  George  Town’s  benefit  by the  Federal  Court  appointed  receiver  of  Abakan  and

MesoCoat - Robert W. Seiden (the “Receiver”).

WHEREAS,  the  Receiver  obtained  an  independent  valuation  report  of  MesoCoat  indicating  that  the fair value of the equity of MesoCoat is $3,584,107 as of August 31, 2015;

WHEREAS, MesoCoat guaranteed Abakan’s obligations to George Town;

WHEREAS,   as   set   forth   herein,   George   Town,   Sonoro,   Eberhard,   the   Abakan   Petitioning

Creditors, and the MesoCoat Petitioning Creditors have reached an intercreditor agreement regarding the debts owed to each of them by Abakan and MesoCoat; and

WHEREAS, Abakan and MesoCoat  desire to satisfy the Claims in full by making certain transfers to the Creditors, pursuant to the terms of this Agreement.

EXHIBIT 10.1

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.

Consideration; Satisfaction and Discharge.

a.    Consideration. Abakan  and MesoCoat hereby make the following transfers (together  with

the   covenants   and   obligations   of   Sections   5   and   6   hereof,   the   “Consideration”)   in

consideration  of  the  Creditors’  discharge  of  Abakan  and  MesoCoat  from  their  obligations to pay the Claims, as contemplated herein:

i.   Transfer of MesoCoat Stock. Abakan hereby conveys and transfers seventy-seven and 50/100 percent (77.5%) of its stock and ownership in MesoCoat, free and clear of  all  liens,  claims  and  encumbrances,  being  seventy-seven  and  50/100  percent

(77.5%)  of  all  issued  and  outstanding stock  of  MesoCoat  (“MesoCoat  Stock”),  to the  Creditors, and  hereby irrevocably authorizes  the transfer  agent  to  transfer  such

seventy-seven    and    50/100    percent    (77.5%)    of    the    MesoCoat    Stock    (the

“Transferred  Stock”)  on  the  books  of MesoCoat,  with  full  power  of  substitution,

to the Creditors.

ii.   Claims of the MesoCoat Petitioning Creditors.  Within fourteen (14) days of the closing  of  this  Agreement, MesoCoat  shall  pay in  full  the  claims  of  the MesoCoat

Petitioning Creditors.1

b.  Satisfaction and Discharge. The Creditors hereby accept the Consideration in full satisfaction of  the  Claims  and  discharge  Abakan  and  MesoCoat  from  any  further  obligation  to  pay  the

Claims.

c.    Ownership  of  MesoCoat  Stock.    The  Parties  hereby  agree  that  from  and  after  the  transfer of  MesoCoat  Stock  described  herein,  the  ownership  of  the  MesoCoat  Stock  shall  be  as follows:

George Town:

38.75%

Sonoro:

28.17%

Eberhard:

7.44%

Abakan Petitioning Creditors:

3.14%2

Abakan:

22.50%

Total:

100.00%

1 The claims owed each of the MesoCoat Petitioning Creditors to be paid in full are as follows:  Huge Heating &

Cooling Co., Inc.:  $9,557.54; Mark Baumgardner Management Consulting, LLC:  $3,367.83; Ron Hymes:  $9,995; and

Sytek Systems, Inc.:  $18,981.72.

2 This 3.14% portion of the MesoCoat Stock shall be divided among the Abakan Petitioning Creditors on a pro rata basis based upon the amount of their claims as follows: David van der Gulik: $81,829.60; Warren Lydon: $25,000;

Philip Graves: $94,480; Paul Ammon: $105,000; Ammon & Associates: $20,000; and Vladimir Chernyakov: $30,900.

EXHIBIT 10.1

2.

Acknowledgments.     Although  George  Town  is  a  secured  party,  it  explicitly  and  knowingly agrees  to  this  arrangement  with  the  other  Creditors;  and  although  Sonoro’s  claim  against  Abakan  is significantly larger than George Town’s and Eberhard’s claims, Sonoro recognizes that as a secured creditor

George Town’s claim may have priority over its own claim and therefore  explicitly and  knowingly agrees to this arrangement with the other Creditors.  Eberhard and the Abakan Petitioning Creditors also explicitly and knowingly agree to this arrangement given that their claims are unsecured and smaller than the claims of the other Creditors.

3.

Abakan and MesoCoat Release. Abakan hereby releases and forever discharges MesoCoat, and

Abakan and MesoCoat hereby release and forever  discharge  George Town, Sonoro and Eberhard, and their respective  principals,  directors,  officers,  members,  owners,  shareholders,  employees,  consultants,  advisors,

attorneys and affiliates (collectively, the “Releasees” including MesoCoat to the extent applicable) from any and  all  demands,  claims,  liabilities,  debts,  inter-company loans  and  /or  advances,  causes  of  action,  actions,

judgments,  and  suits,  whether  based  in  law  or  equity,  whether  accruing  before  or  on  the  Effective  Date,

whether based in contract or tort or otherwise, that Abakan or MesoCoat may have against the Releasees.

4.

Abakan  Petitioning  Creditors  and  MesoCoat  Petitioning  Creditors  Release.    Except  as

otherwise  provided  herein,  the  Abakan  Petitioning  Creditors  and  the  MesoCoat  Petitioning  Creditors

(collectively, the “Petitioning Creditors”) hereby release and forever discharge Abakan, MesoCoat, George

Town,   Sonoro,   and   Eberhard   and   their   respective   principals,   directors,   officers,   members,   owners,

shareholders,  employees,  consultants,  advisors,  attorneys  and  affiliates  (collectively,  the  “Releasees  of

Petitioning  Creditors”  including  MesoCoat  to  the  extent  applicable)  from  any  and  all  demands,  claims,

liabilities,  debts,  inter-company  loans  and  /or  advances,  causes  of  action,  actions,  judgments,  and  suits,

whether based in law or equity, whether accruing before or on the Effective Date, whether based in contract

or  tort  or  otherwise,  that  Petitioning Creditors  may have  against  the Releasees  of Petitioning Creditors.   To

the  extent  any  of  the  Petitioning  Creditors  own  stock  in  Abakan,  this  Agreement  shall  not  impair  such

ownership.   George Town, Sonoro, Abakan,  and MesoCoat agree to not pursue claims  before Judge Cristol against Petitioning Creditors or their counsel, Linda Leali, Esq., under section 303 of the Bankruptcy Code.

In  the  event  Petitioning  Creditors  participate  in  another  involuntary  bankruptcy  as  against  Abakan  and/or

MesoCoat, then the obligation of George Town, Sonoro, Abakan, and/or MesoCoat to refrain from pursuing

Petitioning Creditors and/or their counsel Linda Leali, Esq. under section 303 of the Bankruptcy Code shall be  extinguished  and  all  monies  and  equities  received  pursuant  to  this  Agreement  shall  be  forfeited  and remitted to George Town.  The Petitioning Creditors explicitly and knowingly agree and hereby acknowledge that they are not released from any demands, claims, liabilities, debts, inter-company loans and /or advances,

causes  of  action,  actions,  judgments,  and  suits,  whether  based  in  law  or  equity,  whether  accruing before  or on the Effective Date, whether based in contract or tort or otherwise.

5.

Receiver.  The  Creditors  hereby  release  and  forever  discharge  the  Receiver,  from  any  and  all demands, claims, liabilities, causes of action, actions, judgments, and suits, whether based in law or equity,

whether  accruing  before  or  after  the  Effective  Date,  whether  based  in  contract  or  tort  or  otherwise,  that

Creditors may have against the Receiver.

6.

Garnishment  Transfer.  In  connection  with  its  Claim,  George  Town  garnished  certain  bank accounts of Abakan and MesoCoat.  George Town hereby agrees to convey and transfer any monies received from such garnishment(s) to MesoCoat.

7.

Powdermet,  Inc.  Payments.  Abakan  agrees  that  any  and  all  cash  installment  payments  it  is entitled  to  receive  from  Powdermet,  Inc.  (“Powdermet”)  on  or  after  the  Effective  Date  in  accordance  with

EXHIBIT 10.1

the Settlement and Exchange Agreement between Abakan and Powdermet dated as of July 23, 2015, shall be made by Powdermet directly to MesoCoat without offset of any kind, pursuant to instructions to be provided

from  the  Receiver.    Nothing  herein  shall  affect  any  remaining  ownership  interest  Abakan  may  have  in

Powdermet stock.

8.

Satisfactions of  Judgment.   Upon execution of this Agreement the Creditors shall, to the extent applicable, file Satisfactions of Judgment for any judgment that they hold against Abakan or MesoCoat.

9.

Termination of Receiverships.  Ninety-one (91) days after the Effective Date, the receiverships shall terminate and the Receiver shall file his final accountings with the Court.

10.     Entire Agreement. This Agreement, together with the schedule attached hereto, contains all of the  agreements  of  the  Parties  hereto  with  respect  to  the  subject  matter  hereof  and  no  prior  agreement,

understanding  or  representation  pertaining  to  any  such  matter  shall  be  effective  for  any  purpose.  No provision of this Agreement may be amended except in writing signed by the Parties hereto.

11.     Counterparts.  This  Agreement  may be  executed  in  any  number  of  counterparts  with  the  same effect as if all Parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument.

12.     Binding Contract. The terms and provisions hereof shall be binding upon and inure to the benefit of the Parties hereto, their transferees, representatives, successors and assigns.

13.     Authority.  The  Parties  hereby  represent  and  warrant  that  they  have  all  necessary  power  and authority to execute and deliver this Agreement.

14.     Governing Law. This Agreement  shall  be construed and interpreted in accordance with the laws of the State of New York. The Parties agree that venue shall only be proper in the federal courts located in  New York, NY.

15.     Captions.  The  captions  and  headings  of  the  numbered  paragraphs  of  this  Agreement  are inserted solely for the convenience of the Parties and are not a part of this Agreement and shall have no effect upon the construction or interpretation of any part hereof.

16.     Severability.  If  any  provision  of  this  Agreement  or  the  application  thereof  to  any  person  or circumstances  shall  be  invalid  or  unenforceable  to  any  extent,  the  remainder  of  this  Agreement  and  the application of such provisions to  other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

IN  WITNESS  WHEREOF,  the  Parties  have  executed  this  Agreement  as  of  the  date  first  written above.

EXHIBIT 10.1

ABAKAN, INC.

ACKNOWLEDGED AND AGREED TO:

MESOCOAT, INC.

/s/ Robert W. Seiden, Esq.

/s/ Robert W. Seiden, Esq.

Name: Robert W. Seiden, Esq.

Name: Robert W. Seiden

Title: As Court appointed Receiver for

Title: As Court appointed Receiver for

Abakan, Inc. and not in individual

MesoCoat, Inc. and not in individual

capacity

capacity

CREDITORS:

GEORGE TOWN ASSOCIATES S.A.:

By: /s/ Engelbert Schreiber

Name: Engelbert Schreiber

Title: Director

SONORO INVEST S.A.:

By: /s/ Anton Wyss

Name: Anton Wyss

Title: Director

EBERHARD:

/s/ Joseph T. Eberhard_____________

Joseph T. Eberhard, individually

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

EXHIBIT 10.1

ABAKAN PETITIONING CREDITORS:

/s/ David van der Gulik________________

/s/ Warren Lydon

David van der Gulik

Warren Lydon

/s/ Philip Graves______________________

/s/Paul Ammon__________________

Philip Graves

Paul Ammon

/s/ Vladimir Chernyakov_________________

AMMON & ASSOCIATES

Vladimir Chernyakov

By: /s/ Paul Ammon______________

Name: Paul Ammon

Title: President

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

EXHIBIT 10.1

MESOCOAT PETITIONING CREDITORS:

HUGE HEATING & COOLING CO., INC.

MARK BAUMGARDNER

MGMT. CONSULTING, LLC

By: /s/ David Brenneis__________________

By: /s/ Mark Baumgardner_________

Name:  David Brenneis

Name: Mark Baumgardner

Title: President

Title: Principal

/s/ Ron Hymes_________________________

SYTEK SYSTEMS, INC.

Ron Hymes

By: /s/ William C. Conners

Name: William C. Conners

Title: Vice-President